
BIOPLUS LIFE CORP.
(Incorporated in Nevada, United States)
100%
BIOPLUS LIFE CORP.
(Incorporated in Malaysia)
100%
BIOPLUS LIFE INTERNATIONAL HOLDINGS LTD
(Incorporated in Hong Kong)
100%
BIO LIFE NEUTRACEUTICALS (SHENZHEN) PTY LTD
(Incorporated in China)
99.8%
BIO LIFE HOLDING BERHAD
(Incorporated in Malaysia)
100%
BIO LIFE NEUTRACEUTICALS SDN BHD
(Incorporated in Malaysia)